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                                                                  Exhibit 99.3


                             EGGROCK PARTNERS, INC.

                       CONSENT OF ALL VOTING STOCKHOLDERS

         The undersigned, being all of the holders of capital stock of Eggrock Partners, Inc., a Delaware corporation (the "Company"), entitled to vote on the matters set forth below (such holders, the "Voting Stockholders"), do each hereby consent pursuant to Section 228 of the Delaware General Corporation Laws to the adoption of the following resolutions in connection with the merger (the "Merger") of Benedict Acquisition Corp. ("Benedict") with and into the Company, pursuant to the Agreement and Plan of Merger by and between the Company, Breakaway Solutions, Inc. ("Breakaway") and Benedict dated as of January 26, 2000 (the "Merger Agreement"). Pursuant to the Merger Agreement, Benedict will merge with and into the Company with the Company as the surviving corporation, and the Company will thereafter be a wholly-owned subsidiary of Breakaway.

         WHEREAS, the Board of Directors of the Company has recommended, adopted, approved and declared advisable the Merger and the Merger Agreement;

         WHEREAS, the Voting Stockholders are in receipt of a copy of the consent solicitation statement/prospectus relating to the Merger, dated as of March 10, 2000 and have had a reasonable opportunity to ask questions about the Merger of representatives of the Company and Breakaway;

         NOW, THEREFORE BE IT RESOLVED, that the Merger Agreement by and between the Company, Breakaway and Benedict in the form attached hereto as EXHIBIT A is hereby adopted and approved in order to effect the Merger.

                          [Signature Page Follows Next]


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         IN WITNESS WHEREOF, the undersigned Voting Stockholders have executed this Consent on the date set forth opposite its name below.

                                            HOLDERS OF VOTING COMMON STOCK:

Dated:                                      _____________________________
                                            Maureen Ellenberger

Dated:                                      _____________________________
                                            Vijay Manwani

Dated:                                      _____________________________
                                            Michael Mordas

                                            HOLDERS OF SERIES A PREFERRED STOCK:

                                            Battery Ventures V, L.P.

Dated:                                      ______________________________
                                            Name:
                                            Title:

                                            Battery Investment Partners V, LLC

Dated:                                      ______________________________
                                            Name:
                                            Title:

                                            Battery Ventures Convergence Fund,
                                            L.P.

Dated:                                      ______________________________
                                            Name:
                                            Title:

                                            1998 GPH Fund LLC

Dated:                                       ______________________________
                                             Name:
                                             Title:

                                             GPH ER Partners

Dated:                                       ______________________________
                                             Name:
                                             Title: